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EXHIBIT 10.7


                        DATED THIS 10th DAY OF JULY 2007



                                     BETWEEN



                              DOMAINE GROUP LIMITED
                                  as the Vendor



                                       AND



                          TREMAX INTERNATIONAL LIMITED
                                as the Purchaser



                                       AND



                                   AMARU, INC.



                       SHARES SALE AND PURCHASE AGREEMENT



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THIS AGREEMENT is made on the 10th day of JULY 2007

BETWEEN

1. DOMAINE GROUP LIMITED, a company incorporated in British Virgin Islands and having its registered office at Portcullis Trustnet Chambers, P.O. Box 3444 Road Town Tortola, British Virgin Islands (the "Vendor");

AND

2. TREMAX INTERNATIONAL LIMITED, a company incorporated in British Virgin Islands and having its registered office at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, PO Box 3136, British Virgin Islands (hereinafter referred to as the "Purchaser"),

AND

3. AMARU, INC. a company incorporated under the laws of the state of Nevada, Las Vegas, USA and having its registered office at 112 North Curry Street, Carson City, NV 89703-4121 (hereinafter referred to as "Amaru"), collectively referred to as the "Parties" and individually a "Party".

WHEREAS

A. CBBN HOLDINGS LIMITED (Company Registration No. 1059858), is a company incorporated in British Virgin Islands and having its registered office at Portcullis Trustnet Chambers, P.O. Box 3444 Road Town Tortola, British Virgin Islands (the "Company").

B. Cosmactive Broadband Networks Co., Ltd ([chinese symbols]) ("CBN") is a company incorporated in the ROC whose registered office is at 6F, No. 19-8 Sanchong Road, Nan Kong District, Taipei 115, Taiwan and as at the date hereof has an authorised capital of NT$309,000,000 divided into 30,900,000 shares of NT$10 each, all of which shares have been issued and are fully paid with further details of the Company being set out in Schedule 1.

C. As at the date of this Agreement, the Company is the legal and beneficial owner of 80% of the entire issued and paid up capital of CBN.

D. As at the date of this Agreement, the Vendor is the legal and beneficial owner of 100% of the entire issued and paid up capital of US$2.00 of the Company, comprising 2 ordinary shares (the "Sale Shares").

E.         The Purchaser is a wholly-owned subsidiary of Amaru.

F. The Vendor is desirous of selling and the Purchaser is desirous of purchasing, the Sale Shares on the terms and subject to the conditions, contained in this Agreement.


NOW IT IS HEREBY AGREED as follows: -

1.         DEFINITIONS
           -----------

1.1 In this Agreement, unless there is something in the subject or context inconsistent therewith the following expressions bear the following meanings, namely:-


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           "ACCOUNTS" means the audited balance sheets of the Company or CBN, as the case maybe, as at 31 December 2006 and as at the Last Accounting Date as well as the audited profit and loss accounts of the Company or CBN, as the case maybe, for the financial year ended 31 December 2006 and for the four months ended on the Last Accounting Date including all notes and reports on such balance sheets and profit and loss accounts, prepared in accordance with the generally accepted accounting principles in the ROC;

           "ARTICLES OF INCORPORATION" means the articles or bye-laws of incorporation of the Company;

           "COMPLETION" means the completion of the sale and purchase of the Sale Shares referred to in Clause 8 below;

           "COMPLETION DATE" means 15 July 2007 or such other date as the Parties may agree in writing;

           "ENCUMBRANCE(S)" means and includes any interest or equity or adverse claim of any matter whatsoever or any person (including without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien or assignment or any other encumbrances, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

           "FIA APPROVAL" means a foreign investment approval to be obtained by the Purchaser under the State for Investment by Foreign Nationals in ROC;

           "GOVERNMENT" means any agency, division or subsidiary of the Government of ROC or any other government, domestic or foreign, including the employees or agents thereof;

           "GROUP" means the Company, CBN and any subsidiaries of CBN (if any) collectively;

           "LAST ACCOUNTING DATE" means 30 April 2007;

           "LONG TERM CONTRACT" means any contract or agreement (including, without limiting the generality of the foregoing, any contract or agreement with company officers, trade associates, trade unions, advertisers, employees, licensors, licensees, suppliers, agents, dealers, representatives and associations) which cannot be terminated with less than 30 days' notice without giving rise to any claim for damages or compensation;

           "NET WORTH" means the valuation of CBN of not less than US$2.5 million, based on the management accounts as at the Last Accounting Date;

           "NT$" means new Taiwan Dollars, the lawful currency of ROC;

           "ROC" means Taiwan, the Republic of China;

           "TAX RETURNS" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with the Government in connection with the determination, assessment, collection or administration of any Taxes;

           "TAXES" means all forms of taxes and includes (without limitation) goods and services tax, overseas taxation, corporation tax, income tax, capital gains tax, share transfer tax, customs and other import duties, local governmental and municipal impositions, duties, levies and any payment whatsoever which may be payable as a result of the operation of any statutory provision relating to taxation and all penalties, charges and interest relating to any claim for taxation or resulting from a failure to comply with the provisions of any statute relating to taxation;

           "USA" means the United States of America;

           "US$" means the lawful currency of USA.

1.2 Except to the extent that the context otherwise requires, any reference in this Agreement to a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case whether or not having separate legal personality).


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1.3        Unless the context otherwise requires, words importing the singular number only include the plural number and vice versa.

1.4 The words "hereof", "herein", "hereon" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.5 The heading to the clauses hereof shall not be deemed to be a part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

1.6 References herein to recitals, clauses, schedules and appendices are to recitals, clauses, schedules and appendices of and/or to this Agreement.

1.7 Reference to any statute or statutory provisions includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted, with or without modification.

2.         SALE AND PURCHASE OF SALE SHARES
           --------------------------------

           The Vendor shall sell, and the Purchaser or its nominee(s) shall purchase the Sale Shares, at the Consideration (as hereafter defined), free from any Encumbrances whatsoever and together with all rights now or hereafter attaching there to including all dividends and distributions declared, made or paid on or after the Completion Date.

3.         CONSIDERATION
           -------------

3.1 The Parties hereto agree that the consideration for the transfer of the Sale Shares (the "Consideration") shall be 5,333,333 new shares of restricted common stock in the share capital of Amaru (the "Consideration Shares").

3.2 The Purchaser shall procure that the Consideration be fully satisfied on Completion by the issue and allotment to the Vendor of the Consideration Shares by Amaru credited as fully paid and free from all encumbrances and ranking pari passu in all respects with the common stock in the capital of Amaru existing as at the Completion Date.

4.         CONDITIONS PRECEDENT
           --------------------

4.1 The Parties agree that the transfer of the Sale Shares shall be completed upon satisfaction, where applicable, of all the following conditions (the "Conditions Precedent"):-

           (a) the Purchaser being satisfied with the results of the assets, liabilities, business, legal, financial and operational due diligence exercise conducted on the Group;

           (b) the Vendor shall have taken such steps as may be necessary to rectify or put in order any errors or omissions in agreements entered into by the Vendor, the Vendor's records or such of its affairs whatsoever, discovered by the Purchaser in the course of its due diligence exercise. All such acts of rectification shall be made at the sole cost of the Vendor;

           (c) each of the warranties and undertakings given by the Vendor in this Agreement remaining true and not misleading in any material respect at Completion, as if repeated at Completion and at all times between the date of this Agreement and Completion;

           (d) the Purchaser having obtained approval of its board of directors and, if required, its shareholders, in relation to the acquisition of the Sale Shares and the transactions contemplated herein;

           (e) the written approval from the regulatory authorities in the ROC (including without limitation the FIA Approval) in relation to the transfer of Shares having been obtained in accordance with the laws and regulations of the ROC without any condition(s) imposed on the Purchaser which is/are unacceptable and/or unduly burdensome to the Purchaser and if such conditions are required to be fulfilled prior to the Completion Date, are fulfilled prior to the Completion Date;

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           (f)      all necessary consents, permits and approvals (if
                    applicable) having been granted by any third parties, including but not limited to the approval of the Vendor's board of directors and shareholders, in connection with the transfer of the Sale Shares having been obtained;

           (g) if applicable, all other necessary consents, licences and approvals required under the laws of ROC, the United States of America and any other relevant jurisdictions where applicable, in connection with the execution, delivery and performance of this Agreement by the Vendor and the Purchaser, having been obtained and shall be in full force and effect on or before the Completion Date (or such other date as the parties hereto may agree in writing) and if any such approval is obtained subject to any conditions, where such conditions affect any of the Parties hereto, such conditions being acceptable to the party concerned and if such conditions are required to be fulfilled prior to the Completion Date, are fulfilled prior to the Completion Date;

           (h) the Parties shall on Completion Date execute such further documents, agreements, deeds, and do such further acts and things, as may be required so that full effect shall be given to the provisions of this Agreement and the transfer of the Sale Shares.

4.2 Unless specifically waived by the Purchaser, if the condition precedent referred to in Clause 4.1 above is not fulfilled on the Completion Date or such later date as the Parties may agree in writing, or if any of the terms, conditions, warranties and representations herein contained are in any way breached, or untrue, incorrect or misleading in any material respect, or if prior to the Completion Date the Vendor's obligations herein are not fulfilled by the Company, CBN and/or the Vendor, then the Purchaser may at any time prior to the Completion Date in addition to and without prejudice to its other rights and remedies by notice in writing to the Vendor rescind this Agreement whereupon this Agreement shall be deemed to be rescinded AB INITIO and of no further force or effect save for such rights and remedies as shall have accrued in favour of the Purchaser.

4.3 Either Party shall use its best endeavours to ensure that the conditions set out in Clause 4.1 shall be satisfied by the Completion Date.

5.         INSPECTION
           ----------

5.1 The Vendor hereby agrees that forthwith after the execution of this Agreement, it shall procure the Group to permit a person or persons authorised by the Purchaser:-

           (a) to inspect all accounts, records, books and statements of the Group wherever the same may be situate and make and retain copies thereof;

           (b) to inspect all documents of title relating to all and any property of the Group;

           (c) to inspect all deeds, documents, files, records and correspondence relating to the business and affairs of the Group, including its portfolio of loans, credit facilities, hire purchase agreements and lease agreements and relating to all borrowings of and all encumbrances and charges created by the Group wherever the same may be situate and make and retain copies thereof; and

           (d) to obtain all such statements, information, explanations and data from solicitors, bankers and auditors of the Group as the Purchaser may reasonably require regarding the affairs, operations, administration and financial or other whatsoever state or condition of the Group, and for the purpose of giving effect to this Clause the Vendor shall cause such authorisations or other directions to be given to the Purchaser and provide such facilities, assistance and access as the Purchaser may require.

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6.         UNDERTAKINGS
           ------------

6.1 Pending Completion, the Vendor hereby undertakes that it will exercise all its voting rights for the time being in the Company and take all such other steps as may be within its powers to procure that:-

           (a) each of the Company and CBN shall carry on business as presently carried on subject to the Purchaser's agreement on all matters and to the prohibitions, restrictions and undertakings contained in this Clause 6;

           (b) each of the Company and CBN will not consolidate or subdivide any shares, create any new classes of shares, grant any options over shares or any right to subscribe for shares or debentures, convert any debentures or obligations into shares, alter any of the rights attached to any of its issued shares, reduce any share capital or otherwise re-organise or grant any rights in respect of its share capital in any way;

           (c) each of the Company and CBN will not in any way sell or dispose of any part of its undertaking property or assets in any manner howsoever or acquire any assets;

           (d) each of the Company and CBN will not declare or pay any dividends (whether interim or final), bonus or other distribution to its members);

           (e) each of the Company and CBN will not create, extend, grant or issue or agree to create, extend, grant or issue any mortgage, charge, debenture, pledge or other security or encumbrance over any of its assets or property or permit any liens to arise on any of its assets or property;

           (f) each of the Company and CBN will not enter into any Long Term Contract or abnormal contract or capital commitment;

           (g) each of the Company and CBN will not operate its bank accounts otherwise than in the ordinary course of business;

           (h) each of the Company and CBN will not pass any resolution by its members except for the purpose of giving effect to this Agreement;

           (i) each of the Company and CBN will not appoint any new or additional directors;

           (j) each of the Company and CBN will not permit any of its normal insurances to lapse or do anything to make any policy of insurance void or voidable;

           (k) the existing share structure of each of the Company and CBN shall not be altered;

           (l) each of the Company and CBN will not enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable, except in accordance with pre-existing provisions;

           (m) each of the Company and CBN will not deal with its assets in any manner whatsoever or give any indulgence, waiver, release, compromise or concessions to any party under any transaction, contract, agreement or any document whatsoever, including but not limited to, hire purchase loans and mortgage loans, entered into by, given in its favour or which it is otherwise a party to;

           (n) each of the Company and CBN will continue to keep all its books of account and all other records in the ordinary course and in accordance with existing practice;

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           (o)      each of the Company and CBN will maintain sufficient
                    authorities and powers of the directors, and will undertake or procure all other requisite actions, to effect the sale and purchase of the Sale Shares;

           (p) each of the Company and CBN will not conduct or manage its affairs in such manner as would be likely to prejudice the interest of the Purchaser as a prospective purchaser of the Sale Shares.

6.2 On execution of this Agreement, the Vendor shall ensure that the Purchaser or person(s) authorised by the Purchaser to obtain certified copies of instruments of transfers and corresponding share certificates evidencing the vesting of the legal and beneficial title of the Sale Shares in the Vendor.

7.         VALUATION OF THE SALE SHARES
           ----------------------------

7.1 The Consideration has been agreed by the Parties hereto on the basis that the Vendor has represented the value of the Net Worth of CBN to be not less than US$2.5 million (the "Represented Net Worth") as at the Last Accounting Date. In furtherance of such representation, a copy of the management accounts dated 30 April 2007 is annexed hereto as APPENDIX A (the "Management Accounts") and has also been delivered to the Purchaser.

7.2 In the event that the actual Net Worth (the "Actual Net Worth") is determined by the Purchaser to be less than the Represented Net Worth, then: -

           (a) in the case of such determination of the Actual Net Worth taking place on or before the Completion Date, the Purchaser may:-

                    (i) elect not to proceed with Completion whereupon this Agreement shall be deemed to be rescinded AB INITIO and of no further force or effect save for such rights and remedies as shall have accrued in favour of the Purchaser; or

                    (ii) proceed with the acquisition of the Sale Shares with a reduction in the Consideration on a dollar for dollar basis by deducting from the Consideration such amount(s) representing the difference between the Represented Net Worth and the Actual Net Worth.

           (b) in the case of such determination of the Actual Net Worth taking place after the Completion Date, the Consideration shall be correspondingly reduced on a dollar for dollar basis by deducting from the Consideration such amount(s) representing the difference between the Represented Net Worth and the Actual Net Worth.

7.3 The Parties hereby agree that the Represented Net Worth shall be deemed to have been reduced with a corresponding reduction in the Consideration if any of the following shall occur:-

           (a) any sums due or payable to CBN by any party are in default or overdue by more than 3 months or are not collected within 3 months of the relevant due dates or the expiry of the relevant credit terms granted;

           (b) in respect of any party with obligations under any agreements entered into with CBN:-

                    (i) an order is made or an effective resolution is passed for the winding up of such party or such party becomes bankrupt, insolvent, is unable to pay its debts as they fall due, stops, suspects or threatens to stop or suspend payment of all or a material part of its debts, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors, or comes under judicial management, or a receiver and/or manager is appointed in respect of the assets or property of such party;

                    (ii) a distress, attachment, execution or other legal
                         process is levied, enforced or sued out on or against the assets of the party;


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                    (iii) it is or will become unlawful for any party to such
                         agreement(s) to perform or comply with any one or more of its obligations thereunder;

                    (iv) any event occurs which, under the laws of any
                         applicable jurisdiction, has an effect analogous or equivalent to any of the events referred to in this sub-clause 7.3 (b);

                    (v) if there is a bona fide dispute by such party with respect to the amount payable or the obligation to make payment (whether by way of counterclaim or set off or otherwise) under any such agreement;

           (c) a legal opinion is given by CBN's legal advisors for the time being (including foreign legal advisors) or by the Purchaser's legal advisers for the time being that any provisions in any agreement entered into by CBN is not valid, binding and enforceable in accordance with its respective terms; and

           (d) any assets of CBN are disposed of prior to the Completion Date at a consideration below the value of such assets as reflected and provided in the Audit Report.

7.4 Upon the occurrence of any of the events in Clause 7.3 above, the Parties hereby agree that the Consideration shall be reduced by the full amount due to CBN under the relevant agreement or other document or in the event of a disposal of CBN's assets, the Consideration shall be reduced by the amount representing the difference between the consideration for which such assets were sold and the value as reflected and provided in the Audit Report.

7.5 For the avoidance of doubt, the Parties agree that no adjustments will be made to the Consideration in the event that the Actual Net Worth is more than the Represented Net Worth.

8.         COMPLETION
           ----------

8.1 Provided that this Agreement has not been rescinded by the Purchaser and Amaru in accordance with Clause 4.2 or Clause 7.2 and subject as hereinafter provided, Completion shall take place on the Completion Date.

8.2        On Completion,  the Vendor shall deliver to the Purchaser:-

           (a) the duly executed transfer for the transfer of the Sale Shares in favour of the Purchaser or its nominee(s) accompanied by the relative share certificate(s) representing the Sale Shares, which certificate(s) shall be duly endorsed by the Vendor to the Purchaser and/or its nominee(s), together with any other documents of transfer as may be necessary or appropriate to vest in the Purchaser and/or its nominee(s) the good title to the Sale Shares free from any Encumbrances;

           (b) original of tax clearance vouchers evidencing the payment of securities transaction tax for the transfer of the Sale Shares;

           (c) written confirmation from the Vendor that each of the warranties contained in SCHEDULE 2 is completely true and accurate and not misleading in any material respect as at Completion Date;

           (d) written evidence or copies of all necessary consents, licences and approvals required under the laws of ROC and any other relevant jurisdictions where applicable, in connection with the execution, delivery and performance of this Agreement by the Vendor and the Purchaser and the transactions contemplated herein;

           (e) legal opinion from a law firm in the ROC acceptable to the Parties that the transactions contemplated herein are valid, legal and not in breach of any relevant rules and regulations of the ROC;

           (f) all the statutory and other books and records (including financial records) duly written up to date of the Group and its licenses and certificates for carrying on the business, including without limitation the profit-seeking enterprise registration certificate of the Group, and chop(s) and any other papers, records, and documents of the Group;

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           (g)      a board resolution of the Company approving the registration of the transfer of the Sale Shares and the transactions contemplated herein;

           (h) a board resolution of each of the Company and CBN in form and substance acceptable to the Purchaser revoking all existing authorities to the relevant banks in respect of the operation of its bank accounts and giving authority in favour of such persons as the Purchaser may nominate to operate such accounts and if applicable evidence to the reasonable satisfaction of the Purchaser, of each of the Company and CBN having duly notified the relevant banks of the aforesaid change in authority;

           (i) evidence satisfactory to the Purchaser that all loans or other indebtedness due or owning to the Group by the Vendor or directors or other officers of the Group have been repaid in full;

           (j) the written resignations of [chinese symbols] and [chinese symbols] from their directorships in CBN and Chua Siow Leng from their directorships in the Company, to take effect on the Completion Date with acknowledgements in form and substance acceptable to the Purchaser signed by each of them to the effect that each of them has no claim against the Company or CBN, as the case may be, respectively for compensation for loss of office, redundancy or unfair dismissal or otherwise whatsoever;

           (k) a board resolution of each of the Company and CBN approving the appointments of Sakae Torisawa and Ngiam Zee Moey as directors of the Company and CBN together with evidence to the reasonable satisfaction of the Purchaser;

           (l) a board resolution and shareholders' resolution of the Vendor in form and substance satisfactory to the Purchaser approving the execution and performance by the Vendor of this Agreement and the transactions contemplated herein;

           (m) a certified true copy of the certificate of incumbency and certificate of good standing in respect of the Vendor issued by the relevant entities/authorities on a date which is not earlier than two (2) weeks before Completion Date;

           (n) evidence of amendment to the Articles of Incorporation as may be required by the Purchaser have being effected;

           (o) such waivers or consents as the Purchaser may require to enable the Purchaser and/or its nominee(s) to be registered as the holders of any of the Sale Shares; and

           (p) such other documents as may be required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser or its nominee(s) to become the registered holders thereof.

8.3 Against receipt of the documents set out in Clause 8.2 above, Amaru and the Purchaser, as the case may be, shall:

           (a) deliver to the Vendor the duly certified copies of the relevant board and shareholder resolutions of the Purchaser approving the execution of all relevant documents in connection with the transfer of the Sale Shares including the allotment and issue of the Consideration Shares to the Vendor; and

           (b) allot and issue the Consideration Shares to the Vendor, such Consideration Shares shall be credited as fully paid-up, free from all encumbrances and ranking pari passu in all respects with the ordinary shares in the capital of Amaru existing as at Completion.


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8.4        Without prejudice to any other remedies available to the Purchaser and Amaru, if in any respect of the provisions of Clause 8.2 are not complied with by the Vendor on the Completion Date the Purchaser may:-

           (a) defer Completion to a date not more than 14 days after the Completion Date (and so that the provisions of this Clause 8 shall apply to Completion as so deferred);

           (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

           (c)      rescind this Agreement.

9.         WARRANTIES
           ----------

           The Vendor hereby represents, warrants and undertakes to the Purchaser and Amaru as an inducement to the Purchaser and Amaru to enter into this Agreement and it is a condition of this Agreement that save as disclosed herein or in the Accounts, each of the warranties contained in SCHEDULE 2 is, at the date hereof and will at Completion be completely true and accurate and not misleading in any material respect.

10.        RESTRAINT
           ---------

10.1       The Vendor shall not directly or indirectly:-

           (a) either on its own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Group any person who is now or has been a client, customer, employee, supplier or service provider of, or in the habit of dealing with the Group;

           (b) either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged or concerned or interested in the business undertaken and engaged by CBN (the "Relevant Business") or in any business similar to the Relevant Business;

           (c) act as a director or otherwise (except with the prior written consent of the CompanyPurchaser) of any other person, firm or company engaging directly or indirectly in the Relevant Business which is in competition, whether directly or indirectly with CBN;

           (d) use the name "COSMACTIVE" or any colourable imitation thereof in connection with any business not belonging to CBN; and

           (e) be engaged, concerned or interested in any business including any business which is wholly or partly in competition with any business carried on by CBN by itself or themselves or in partnership, common ownership or as a joint venture with any third party.

10.2 Save for purposes connected with the businesses of CBN, the Vendor agrees that it shall not directly or indirectly disclose to any person, or itself use for any purpose, and shall use its best endeavours to prevent the publication or disclosure of information concerning the business, accounts or finances of CBN or any of its clients' or customers' transactions or affairs, which may, or may have, come to its knowledge.

10.3 The restrictions contained in Clause 10.1 shall apply from the date hereof and shall terminate at the end of a period of two (2) years after the Completion Date. The restriction contained in Clause 10.2 shall continue to apply after the expiry or termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain, otherwise then by breach of the said Clause 10.2.

10.4 The restrictions contained in this Clause are considered reasonable by the Parties, but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted, or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

11.        CONFIDENTIALITY
           ---------------

11.1 COMMUNICATIONS: All communications between the parties hereto and all Confidential Information of the parties, shall be kept confidential by the recipient unless or until compelled to disclose by judicial or administrative procedures or in the opinion of their counsel, by other requirements of law, or the recipient can reasonably demonstrate that (a) it is or part of it is, in the public domain, whereupon, to the extent that it is in the public domain, this obligation shall cease or (b) it is required to be disclosed by the recipient by operation of applicable laws or regulations or pursuant to the rules of any stock exchange, and in such cases, this obligation shall cease only to the extent required under the respective circumstances.

11.2 NOTWITHSTANDING TERMINATION: The obligations contained in this Clause shall endure, even after the termination of this Agreement, without limit in point of time except to the extent that and until any Confidential Information enters the public domain as set out above.

11.3 For the purposes of this Clause, "CONFIDENTIAL INFORMATION" means any information which is proprietary and confidential to a party, including but not limited to the terms of this Agreement, information concerning or relating in any way whatsoever to its distributorship arrangements, principals, any of the trade secrets or confidential operations, processes or inventions carried on or used by a party, any information concerning the organisation, business, finances, transactions or affairs of a party, dealings of a party, secret or confidential information which relates to the business or party or any of its principals', clients' or customers' transactions or affairs, any party's technology, designs, documentation, manuals, budgets, financial statements or information, accounts, dealers' lists, customer lists, marketing studies, drawings, notes, memoranda and the information contained therein, any information therein in respect of trade secrets, technology and technical or other information relating to the development, manufacture, clinical testing, analysis, marketing, sale or supply, or proposed development, manufacture, clinical testing, analysis, marketing, sale or supply of any products or services by a party; and information and material which is either marked confidential or is by its nature intended to be exclusively for the knowledge of the recipient alone.

12.        NO WAIVER
           ---------

           No failure on the part of any of the Parties to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

13.        CONTINUING EFFECT OF AGREEMENT
           ------------------------------

13.1 All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding completion except in respect of those matters then already performed.

13.2 This Agreement shall be binding on and shall enure for the benefit of each of the Parties' successors in title or legal personal representatives.

14.        GOOD FAITH
           ----------

           In entering into this Agreement the Parties recognise that it is impracticable to make provision for every contingency that may arise in the course of the performance thereof. If by reason of any unforeseen occurrence or development the operation of this Agreement is likely to cause any inequitable hardship to any of the Parties, the Parties will negotiate immediately in good faith as to what manner the terms and conditions of this Agreement may be modified in order to provide an equitable solution in so far as such is possible within the spirit of this Agreement for such unforeseen occurrence or development provided that no modification or amendment of this Agreement and no waiver of any of the terms and conditions hereof shall be valid unless made in writing.

15.        GENERAL INDEMNITY
           -----------------

           The Vendor shall indemnify the Purchaser and hold the Purchaser harmless from and against any damages, deficiencies, losses, costs, liabilities and expenses (including legal fees and disbursements on a full indemnity basis) and in particular, but without prejudice to the generality of the foregoing, from and against any depletion or diminution of the assets, resulting directly or indirectly from or arising out of any breach of any of the representations, warranties, covenants and agreements made by the Vendor herein and further any claim for any taxation with respect to income tax, company tax, property tax, withholding tax, stamp duty, customs and other export and import duties (to the extent that such claim exceeds the amount of any provision or reserve therefor in the Accounts and arises from any dispute with or failure to fully and accurately disclose all facts and circumstances in respect of such taxation to the relevant authorities) made against the Group where such claim arises out of the conduct of the business of the Group or out of any act or omission of the Group before Completion.

16.        ANNOUNCEMENT
           ------------

           Except as required by law, the Vendor shall not procure that the Group make or issue any press release, other public statement, disclosure or any publicity concerning this Agreement, the Group without the prior consent of the Purchaser.

17.        COSTS
           -----

17.1 The Vendor shall bear any stamp duties and/or other administrative fees chargeable on the transfer of the Sale Shares from the Vendor to the Purchaser.

17.2 Subject to the provisions of Clause 17.1 above, the Vendor shall bear all legal and other costs and expenses incurred by it in connection with this Agreement and the sale of the Sale Shares and the Purchaser shall bear all legal and other costs and expenses incurred by it in connection with this Agreement and the purchase of the Sale Shares.

18.        TIME OF ESSENCE
           ---------------

           Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties hereto but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

19.        NOTICES
           -------

           Any such notice, demand or communication shall be deemed to have been duly served (if given by electronic mail) immediately upon receiving acknowledgement of receipt via the electronic mail, from the intended recipient or (if given or made by telefax) immediately or (if given or made by letter) three (3) days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

20.        ENTIRE AGREEMENT
           ----------------

           This Agreement embodies the entire terms and conditions agreed upon by the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, and undertakings entered into amongst the Parties with respect to the subject matter hereof, whether such be written or oral.

21.        PARTIAL INVALIDITY
           ------------------

           The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

22.        WAIVER
           ------

           No failure or delay on the part of the Purchaser in exercising any power or right hereunder upon default of the Vendor shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other or further exercise of any other right or power hereunder.

23.        EXECUTION IN COUNTERPARTS
           -------------------------

           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

24.        RIGHTS OF THIRD PARTIES
           -----------------------

           Any person who is not a party to this Agreement (whether or not such person shall be named, referred to, or otherwise identified, or form part of a class of persons so named, referred to or identified, in this Agreement) shall have no right whatsoever to enforce this Agreement or any of its terms.

25.        GOVERNING LAW AND JURISDICTION
           ------------------------------

25.1 This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

25.2 Each of the Parties hereby submits irrevocably to the non-exclusive jurisdiction of the courts of Singapore.


            [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.



Signed by                                                       )
for and on behalf of DOMAINE GROUP LIMITED                      )
in the presence of:-                                            )







Signed by                                                       )
for and on behalf of TREMAX INTERNATIONAL LIMITED               )
in the presence of:-                                            )







Signed by                                                       )
for and on behalf of AMARU, INC.                                )
in the presence of:-                                            )

                                   SCHEDULE 1
                                   ----------

                               PARTICULARS OF CBN


NAME                                   : Cosmactive BroadBand Networks Co., ltd.


COMPANY UNIFORM NUMBER                 : 70770184


REGISTERED ADDRESS                     :  6 F, No. 19-8 Sanchong Road, Nan Kong
                                          District, Taipei 115, Taiwan


DATE AND PLACE OF INCORPORATION        : ROC 20 April 2000


SHARE CAPITAL                          : 30,900,000 shares of NT$10 each


DIRECTORS                              : [chinese symbols] (Hsieh, Chin-Ho)
                                         [chinese symbols]
                                         [chinese symbols]
                                         [chinese symbols] (Andy Cheng)


SUPERVISORS                            : [chinese symbols]
                                         [chinese symbols]
                                         [chinese symbols]

                                   SCHEDULE 2
                                   ----------


                                   WARRANTIES
                                   ----------

Save as disclosed in the Accounts, the Vendor hereby warrants to the Purchaser and Amaru with the intent that the provisions of this Schedule shall at Completion continue to have full force and effect and are true, complete and accurate and not misleading in all material respects.


                                PART A - GENERAL
                                ----------------

1.         INFORMATION
           -----------

1.1 The facts set out in the recitals to this Agreement and in this Agreement are true, complete and accurate in all material respects and all information contained herein and which has been given by any of the directors or officers or professional advisers of each of the Vendor and the Group to any of the directors or officers or professional advisers of the Purchaser in connection with this Agreement was when given true, complete and accurate in all respects and after making due and careful enquiries the Vendor is not aware of any fact or matter not disclosed in writing to the Purchaser which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of the Purchaser to purchase the Sale Shares or the price at or terms upon which the Purchaser would be willing to purchase them.

1.2 The Vendor will and the Vendor will procure that the Group takes all such steps within its power to provide all such information and documents with regard to the business and assets of the Group as the Purchaser may reasonably require and will give the Purchaser and its solicitors such assistance and facilities as they may reasonably require to enable it to fully investigate the accuracy of the warranties herein contained.

2.         MEMORANDUM AND ARTICLES OF ASSOCIATION
           --------------------------------------

2.1 The copies of the Memorandum and Articles of Association of the Vendor and the Articles of Incorporation of the Group delivered to the Purchaser are true copies and have attached thereto copies of all such resolutions and agreements as are required by law to be delivered to the Registrar of Companies in ROC and any other relevant jurisdictions where applicable, as the case may be, for registration.

2.2 There is no provision in the Memorandum and Articles of Association of the Vendor and the Articles of Incorporation of the Group and no provision of any existing contract, agreement or instrument binding on the Group that any of the assets or property of the Group which has been or would be contravened by the execution and delivery of this Agreement and such other documents and instruments as are contemplated in this A greement or by the performance or observance by the Vendor and Group of any of the terms hereof or thereof.

3.         DIVIDENDS
           ---------

           No dividends or other distributions of profits have been declared made or paid by the Group since the Last Accounting Date and all dividends or distributions of profits declared made or paid since the date of incorporation of the Group has been declared made or paid in accordance with its Articles of Association.

4.         LEGAL MATTERS
           -------------

4.1 Each entity within the Group has full power and authority to carry on its business as now or previously carried on, in particular, it has the requisite approvals and authority to carry on its business as now or previously carried on.

4.2 There are no claims, actions, suits, proceedings, labour disputes or investigations pending or, threatened, before any national, state or local court or governmental or regulatory authorities, domestic or foreign, or before any arbitrator of any nature, brought by or against the Vendor or the Group, or any of the Vendor and the Group's officers, directors, employees or agents involving, affecting or relating to the Vendor or the Group or transfer of the Sale Shares, nor is any basis known to any of the Vendor or the Group's directors or officers for any such action, suit, proceeding or investigation.

4.3 Neither the Vendor nor any entity within the Group has gone into liquidation or passed any resolution for winding-up, nor has any petition for winding up or for any of them to be placed under judicial management been presented. No receiver or receiver or manager of the undertaking or assets (or any part thereof) of the Vendor or any entity within the Group has been appointed or is threatened or expected to be appointed.

4.4 Neither the Vendor nor any entity within the Group defaulted nor is it in default of any of its obligations or undertakings contained in any contracts, agreements or instruments binding on it or any of its assets or property nor has any event of default (however termed) occurred or is continuing under any such contracts, agreements or instruments nor has any borrowing or indebtedness of each of them whether as principal or surety become or is capable of being declared payable prior to its stated maturity.

4.5 The Vendor has and will have full power and authority and has taken all necessary corporate action and obtained all requisite corporate approval to enter into and perform this Agreement which constitute or will constitute valid and binding obligations on it in accordance with the terms hereof, in particular, either that the sale of the Sale Shares herein does not amount to a disposal of the whole or substantially the whole of the Vendor's undertaking or property or in the event it does, that the sale of the Sale Shares herein has been approved by the Vendor in general meeting.

5.         BUSINESS
           --------

5.1        Since the Last Accounting Date:-

           (a) the business of each entity within the Group has been continued in a normal manner;

           (b) neither the turnover nor the financial nor trading position of the Group has adversely and materially changed;

           (c)      the Group has not borrowed any money;

           (d) the Group has not learnt of any circumstances making bad or doubtful any debt; and

           (e) there has been no change in any method of accounting or accounting practice of the Group and the Group has kept its books of accounts, files and records other than in the ordinary course and other than in accordance with existing practice.

5.2        Since the Last Accounting Date:-

           (a) the business of the Group has not been materially or adversely affected by the loss of any important customer or by any abnormal factor not affecting similar businesses to a like extent; and

           (b) after making due and careful enquiries the Vendor is not aware of any facts which are likely to give rise to any such effects.

5.3 Each entity within the Group has all the necessary licences and consents for the proper carrying out of its business. All statutory, municipal and other requirements applicable to and all conditions applicable to any licences and consents involved in the carrying out of the business of each entity within the Group as now or previously carried on have been complied with and the Vendor is not aware of any intended or contemplated refusal or revocation of any such licence or consent.

6.         ASSETS
           ------

6.1 No statutory or contractual notices have been served on the Group in respect of its assets or properties which in any way might impair, prevent or otherwise interfere with the Group's use or proprietary rights in its assets or properties.

6.2 All the fixed and movable equipment and vehicles used in connection with the business of the Group and all other assets of or represented as belonging to the Group are the absolute property of the Group save as those held under hire purchase or lease or rental agreements and the Group has not defaulted in any of the material provisions of any hire or hire purchase or lease or rental agreement, or agreement for payment on deferred terms or bill of sale or trading contract to which it is a party and the Group has observed and performed all the terms and conditions on its part to be observed and performed in all such agreements trading contracts and bills.

6.3 Where any of the Group's assets or property comprise receivables or debts due to the Group (including those arising from loans, credit facilities made by the Group and hire purchase agreements and lease agreements entered into by the Group), that the Group has not assigned (whether by factoring, forfeiting, absolutely or by way of security), transferred, pledged, encumbered, charged, sold or disposed of such receivables or debts or agreed to do any of the aforesaid.

7.         CONTRACTS
           ---------

7.1 No uncompleted contract or commitment of a Material Amount (as defined below) has been entered into or incurred by the Group which:-

           (a) is outside its ordinary and proper course of business or is of an onerous or long-term nature; or

           (b) involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to the Purchaser.

           For the purpose of this paragraph 7.1, "Material Amount" means an amount which by itself or in the aggregate exceeds US$10,000.00.

7.2        Each entity within the Group:-

           (a) does not, since the Last Accounting Date, have any material capital commitment or will pending Completion undertake any material capital commitment and for the purpose of this paragraph "material capital commitment" means commitment(s) which by itself or in the aggregate exceeds US$10,000.00;

           (b) is not party to any contract which cannot be terminated by three months' notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation; and

           (c) has not committed any breach of any of its obligations or any of the terms and conditions of any material contract and will continue to perform all such obligations and to observe all such terms and conditions up to Completion.

7.3        There are:-

           (a) no loans made by any entity within the Group to any of its shareholders or directors, or alternatively, any and all such loans have been waived in writing by the relevant shareholder or director;

           (b) no debts owing by any entity within the Group other than debts which have arisen in the ordinary and normal course of business;

           (c) no debts owing by any entity within the Group to any of its employees, shareholders or directors;

           (d) no securities (including guarantees or indemnities given by any person) for any such loans or debts as aforesaid; and

           (e) no guarantees or indemnities given by any entity within the Group for the liabilities of or for the benefit of any third party (including any of its directors, shareholders or employees).

7.4 Each entity within the Group has not by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies.

7.5 There are no existing contracts or engagements to which any entity within the Group is a party and in which any of its shareholders and/or directors are interested.

7.6 The terms of all leases, tenancies, licences, concessions and agreements of whatever nature to which each entity within the Group is a party have been duly complied with by all the Parties thereto and no such lease, tenancy, licence, concession or agreement will become subject to avoidance, revocation or be otherwise breached or affected upon or in consequence of the making or implementation of this Agreement.

8.         INTELLECTUAL PROPERTY
           ---------------------

8.1 No disclosure has been made to any person of any of the industrial know-how or any intellectual property rights or the financial or trade secrets of the Group save in its ordinary and proper course of business and upon (in the case of industrial know-how) the Group having secured the confidential nature of any such disclosure.

8.2        (a)      There are no claims or threatened claims against any entity within the Group for infringement of:-

                           (i) the usage of any patent, registered designs, know-how or trade secrets, copyrights, trade marks, service marks, trade and business names or similar intellectual property rights (whether registered or not) ("Intellectual Property") (or which has been used) by it;

                           (ii) the commercial monopoly rights of third parties
                                or which has been disclosed to it by third parties under licence or similar arrangements and no such claims have been settled by the giving of any undertakings which remain in force; and

           (b) shareholders or officers of each entity within the Group have not knowingly infringed any Intellectual Property registered in the name of an entity within the Group or in which it has a beneficial interest.

9.         EXISTING FACILITIES AND GUARANTEES
           ----------------------------------

9.1 The existing banking facilities as at the date hereof amount to an aggregate total of NT$7,000,000.

9.2 the Group has not entered into or is bound by any guarantee, indemnity, undertaking, mortgage, charge, debenture, lease or unusual or other encumbrances under which any liability or contingent liability is outstanding.

10.        INSURANCE
           ---------

           All the assets of the Group which are of an insurable nature have at all material times been and are at the date hereof insured in amounts reasonably regarded as adequate against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and the Group has at all material times been and is at the date hereof adequately covered against accident, third party errors and omissions and other risks normally covered by insurance by such companies. The particulars of the insurances of the Group which have been supplied to the Purchaser are true and correct.

           In respect of all such insurances:-

           (a)      all premiums have been duly paid to date;

           (b) all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party; and

           (c) the Group will keep and maintain all existing insurance coverages in respect of its businesses up to Completion.

11.        SHARE CAPITAL/LOAN CAPITAL
           --------------------------

11.1 The Vendor is the registered holder of the Sale Shares and is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Sale Shares and that the Sale Shares are, and will on the Completion Date be, free from all charges, mortgages, liens and other encumbrances.

11.2 The Sale Shares constitute 100% of the issued and allotted share capital of the Company. The Company legally and beneficially owns own 80% of the total issued and paid up share capital of CBN as at the date of this Agreement and will own no less than 80% of the total issued and paid up share capital of CBN at Completion Date.

11.3 There are no outstanding subscription agreements, options or rights to acquire from the Group any unissued shares or which otherwise confer on the holder or holders thereof any right (whether or not upon the happening of any contingency or after any lapse of time and whether or not upon the payment of delivery of any consideration) to acquire any unissued shares of any class nor is the Group committed to grant or issue any such option, warrant, right or security.

11.4 No securities granted by the Group to its bankers or others are liable to be called up by reason of the transfer of the Sale Shares contemplated herein or, alternatively, if so liable, the Group will procure from the relevant parties a waiver of any right so to do.

11.5 There are no agreements in force which call for the present or future issue of or grant to any person the right to call for the issue of any share or loan capital of the Group, and no share or loan capital has been created and/or issued or agreed to be issued by the Group since the Last Accounting Date.

12.        BOOK DEBTS AND ABSENCE OF UNDISCLOSED LIABILITIES
           -------------------------------------------------

12.1 None of the book debts which are included in the Accounts or which have subsequently arisen have been outstanding for more than 3 months, have realised or will realise in the normal course of collection their full value as included in the Accounts or in the books of the Group after taking into account the provisions for bad and doubtful debts in the Accounts.

12.2 None of the book debts which are included in the Accounts have been released on terms that any debtor pays less than the net book value after any provision made in the Accounts as at the Last Accounting Date or have been written off or have proved to any extent to be irrevocable or is now regarded as being irrevocable.

12.3 There are no known reasons or circumstances why the book debts which are included in the Accounts should not be collectable, realisable and enforceable in full on their respective due dates.

12.4 Save as disclosed herein, the Group does not have any indebtedness or liability absolute or contingent, known or unknown relating to the Group, which is not shown or provided for in the Accounts. Except as shown in the Accounts, the Group is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, of obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

13.        EMPLOYEES
           ---------

13.1 Copies of service agreements entered into between the Group and its directors or employees have been furnished to the Purchaser. There are not in existence any service agreements with its directors or with employees which cannot be terminated by three (3) months' notice or less without giving rise to any claim for damages or compensation;

13.2 There are not in existence any contracts of service with the directors or employees of the Group which carry remuneration at a rate in excess of NT$2,000,000 per annum.

13.3 There are not in existence nor has any proposal been announced to establish any retirement, death or disability benefit schemes for directors or employees or obligations to or in respect of present or former directors or employees or obligations to or in respect of present or former directors or employees with regard to retirement, death or disability pursuant to which the Group is or may become liable to make payments and no pension or retirement or sickness gratuity is currently being paid or has been promised by the Group to or in respect of any former director or former employee.

13.4 There are no amounts owing to any present or former directors other than remuneration (including directors' fees) accrued due or for reimbursement of business expenses;

13.5 Since the Last Accounting Date, no liability has been incurred by the Group for breach of any contract of service, for redundancy payments or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by the Group in connection with the termination or proposed termination of employment of any present or former director or employee;

13.6 No collective or other agreement has been entered by the Group with any relevant union representing any group of employees of the Group; and

13.7 The Group is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or organisation or body of employees.

14. The records, statutory books and books of account of the Group are duly entered up and contain true, full and accurate records of all matters to be dealt with therein and all such books and all records and documents (including documents of title) which are its property are in its possession or under its control and all returns required to be made to the Registrar of Companies and any relevant authority have been duly and correctly made.

15. The Group has no interest in any other company partnership or business. The Group is not participant in any joint venture or partnership. The Group does not own or have any interest in any other corporation.

16. Until the Completion Date when the persons nominated by the Purchaser will be appointed as directors, no new or additional directors of the Group will be appointed.


                                PART B - ACCOUNTS
                                -----------------

17. The Accounts of each entity within the Group have been prepared in accordance with the applicable statutes and regulations (a true copy of the Accounts certified by the relevant Secretary or director of each entity within the Group has been delivered to the Purchaser) and the Accounts of each entity within the Group:-

17.1 have been prepared on a consistent basis in accordance with accounting principles, standards and practices generally accepted internationally so as to give a true and fair view of the state of affairs of such entity at the Last Accounting Date and of the profits or losses for the period concerned and as at the Last Accounting Date made:-

           (a)      adequate provision for all actual liabilities;

           (b)      adequate provision for all contingent liabilities;

           (c) adequate provision for depreciation, amortisation and obsolescence of assets; and

           (d) provision reasonably regarded as adequate for all bad and doubtful debts;

           and are not affected by any unusual or non-recurring item; and

17.2 include all such reserves and provisions for taxation as are materially necessary to cover all tax liabilities (whether or not assessed) of such entity up to the date thereof.

18. All proper and necessary books of account, minute books, registers and records have been maintained by each entity within the Group are in the possession of such entity and contain accurate information in accordance with generally accepted principles relating to all transactions to which such entity has been a party.

19.        The value of the Net Worth of CBN is not less than US$2.5 million.
           The Vendor after making all due and careful enquiries are not aware of any cause or reason whatsoever which would or is likely to result in a reduction of the Net Worth of CBN.


                                PART C - TAXATION
                                -----------------

20. All Tax Returns required to be filed before the Completion Date in respect of the Group relating to the period preceding and including 31 December 2006 have been (or will have been by the Completion Date) filed, and the Group has (or will have by the Completion Date) paid or otherwise made full provision or reserve in the Accounts for the payment of all Taxes required to be paid in respect of the periods covered by the Accounts up to and including 31 December 2006 and has made full provision or reserve for the payment of all Taxes with respect to periods ended up to and including the last Accounting Date. All Taxes in respect of the periods up to and including the last Accounting Date of the Group have been paid or adequately provided for and there are no proposed additional tax assessment against it not adequately provided for in the Accounts.

21. All necessary information, notices, computations and returns have been properly and duly submitted by the Group's tax agents to all relevant taxation or excise authorities in respect of taxation for all relevant periods up to the date hereof and will continue to be submitted until Completion in respect of such periods up to the Completion Date and there is no unresolved correspondence or dispute with any of those authorities.

22. All documents in the enforcement of which the Group may be interested have been duly stamped and no document belonging to the Group now or at Completion which is subject to stamp duty is or will be unstamped or insufficiently stamped; nor has any relief from such duty been improperly obtained, nor has any event occurred as a result of which any such duty from which the Group has obtained relief, has become payable; and all transfer duty payable upon any transfer of the Group`s shares before Completion has been duly paid.

23. All income tax, property tax, customs and excise duties, stamp duties, and other charges and levies assessed or imposed by any government or governmental or statutory body which have been assessed or are lawfully assessable upon the Group and which are due and payable have been paid by the Group and adequate provision has been made in the Accounts for all such taxes, duties, charges and levies chargeable or payable in respect of the period up to the Completion Date.

                                   APPENDIX A
                                   ----------

                           MANAGEMENT ACCOUNTS OF CBN
                           --------------------------
                         AS AT THE LAST ACCOUNTING DATE
                         ------------------------------


On file with the Company




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